Exhibit 99.1

FOR IMMEDIATE RELEASE	Contact:
John G. Murray, President or
Mark L. Kleifges, CFO
(617) 964-8389
www.hptreit.com

Newton, MA (February 10, 2004):  Hospitality Properties Trust (NYSE:HPT) today announced its results of operations for the quarter and year-ended December 31, 2003, as follows:

	(amounts in thousands, except per share amounts)
	Quarter Ended December 31,		Year Ended December 31,
	2003	2002	2003	2002

Net income	$144,132	$38,736	$238,213	$142,202

Net income available for common shareholders	$140,437	$36,508	$223,433	$134,630

Funds from operations (“FFO”)	$61,807	$62,414	$233,075	$247,544

Weighted average common shares outstanding	62,587	62,547	62,576	62,538

Common distributions declared	$45,063	$45,034	$180,242	$179,504

Per common share amounts:

Net income available for common shareholders	$2.24	$0.58	$3.57	$2.15

Funds from operations (“FFO”)	$0.99	$1.00	$3.72	$3.96

Common distributions declared	$0.72	$0.72	$2.88	$2.87

Net income and net income available for common shareholders for the quarter and year ended December 31, 2003, include a $107,516, or $1.72 per share, gain on lease terminations.

Hospitality Properties Trust is a real estate investment trust, or REIT, headquartered in Newton, Massachusetts, which invests in hotels.  HPT owns 286 hotels located in 38 states.

(end)

Hospitality Properties Trust

CONSOLIDATED STATEMENT OF INCOME AND FUNDS FROM OPERATIONS

 (amounts in thousands, except per share data)

		Quarter Ended December 31,		Year Ended December 31,
		2003	2002	2003	2002
	Revenues (1):
	Minimum rent	$55,874	$62,224	$216,125	$245,197
	Percentage rent	1,128	2,291	1,128	2,291
	Hotel operating revenues	68,801	19,410	209,299	79,328
	FF&E reserve income (2)	4,203	4,892	18,335	21,600
	Interest income	63	19	398	290
	Gain on lease terminations (3)	107,516	—	107,516	—
	Total revenues	237,585	88,836	552,801	348,706

	Expenses (1):
	Hotel operating expenses	48,695	11,910	145,863	50,515
	Interest (including amortization of deferred financing costs of $683, $644, $2,536 and $2,650, respectively)	12,626	10,419	44,536	42,424
	Depreciation and amortization	27,732	24,296	104,807	96,474
	General and administrative	4,400	3,475	16,800	15,491
	Loss on early extinguishment of debt (4)	—	—	2,582	1,600
	Total expenses	93,453	50,100	314,588	206,504

	Net income	144,132	38,736	238,213	142,202
	Preferred distributions	(3,695)	(2,228)	(14,780)	(7,572)
	Net income available for common shareholders	$140,437	$36,508	$223,433	$134,630

	Calculation of FFO (5):
	Net income available for common shareholders	$140,437	$36,508	$223,433	$134,630
Add:	FF&E deposits not in net income (2)	2,004	3,507	9,769	14,840
	Depreciation and amortization	27,732	24,296	104,807	96,474
	Loss on early extinguishment of debt (4)	—	—	2,582	1,600

Less:	Previously recognized percentage rent in FFO (6)	(850)	(1,897)	—	—
	Gain on lease terminations	(107,516)	—	(107,516)	—

	Funds from operations (“FFO”)	$61,807	$62,414	$233,075	$247,544

	Weighted average common shares outstanding	62,587	62,547	62,576	62,538

	Per common share amounts:
	Net income available for common shareholders	$2.24	$0.58	$3.57	$2.15
	FFO (5)	$0.99	$1.00	$3.72	$3.96
	Common distributions declared	$0.72	$0.72	$2.88	$2.87

See Notes on page 4.

Hotel Revenue Data

The following table summarizes the hotel operating statistics reported to us by our third party tenants and managers for 283 hotels (38,204 rooms) that were open for a full year as of January 1, 2003.

	Fourth Quarter				Year Ended
	2003	2002	Change		2003	2002	Change

Average Daily Rate (“ADR”)	$77.56	$78.92	-1.7%		$77.50	$79.08	-2.0%
Occupancy	67.2%	67.6%	-0.4	pts	69.9%	71.7%	-1.8	pts
Revenue Per Available Room (“RevPAR”)	$52.12	$53.35	-2.3%		$54.17	$56.70	-4.5%

Key Balance Sheet Data

(in thousands)

	December 31, 2003	December 31, 2002

Cash and cash equivalents	$6,428	$7,337

Real Estate, at cost	$3,179,507	$2,762,322

Debt, net of discount
Floating rate – Credit Facility, due 2005	$201,000	$—
Fixed rate – 7.00% Senior Notes, due 2008	149,888	149,861
Fixed rate – 8.50% Senior Notes, due 2009	—	150,000
Fixed rate – 9.125% Senior Notes, due 2010	49,960	49,953
Fixed rate – 8.30% Mortgage payable, due 2011	3,881	—
Fixed rate – 6.85% Senior Notes, due 2012	124,240	124,151
Fixed rate – 6.75% Senior Notes, due 2013	297,157	—
Total Debt	$826,126	$473,965

Book Equity
9.5% Series A Preferred (3,000,000 shares outstanding)	$72,207	$72,207
8.875% Series B Preferred (3,450,000 shares outstanding)	83,306	83,306
Common (62,587,079 and 62,547,348 shares outstanding, respectively)	1,490,015	1,489,507
Total Equity	$1,645,528	$1,645,020

Additional Data

(in thousands, except percentages and ratios)

	December 31, 2003	December 31, 2002
Leverage Ratios
Total Debt / Total Assets	29.9%	19.7%
Total Debt / Real Estate, at cost	26.0%	17.2%
Total Debt / Total Book Capitalization	33.4%	22.4%
Variable Rate Debt / Total Book Capitalization	8.1%	—

	Year Ended December 31,
	2003	2002
Cash Flow Data
Cash flow provided by (used in):
Operating activities	$219,405	$210,245
Investing activities	$(371,610)	$(142,311)
Financing activities	$151,296	$(99,559)

See Notes on page 4.

(1)   All of our 286 hotels are leased to or managed by third parties; we do not operate hotels.  At January 1, 2004, we have 115 leased hotels and 171 managed hotels.  All of our managed hotels are leased to our taxable REIT subsidiary, or TRS, or its subsidiaries.  Our consolidated statement of income includes hotel operating revenue and expenses from hotels managed for us, and only rental income for leased hotels.  Certain of our managed hotels which are leased to our TRS generated net operating results that were $7,032 and $2,648 less than the minimum return due to us for the 2003 and 2002 fourth quarter, respectively, and $6,922 and $5,822 less than the minimum return due to us for the years ended December 31, 2003 and 2002, respectively. These amounts were funded by our managers and are reflected as a reduction in hotel operating expenses. On July 1, 2003, Prime Hospitality Corp. defaulted on its lease for 24 hotels we own.  Effective January 1, 2004, we terminated this lease and entered a new management agreement with Prime for these hotels and 12 other hotels we own.  The lease termination agreement provides that the security deposit we held be reduced for shortfalls in minimum rent payments to us of $6,719 for the period July 1, 2003 to December 31, 2003, and this non-cash amount is included in our minimum rent revenues for the quarter and year ended December 31, 2003.

(2)   Various percentages of total sales at most of our hotels are escrowed as reserves for future renovations or refurbishment, or FF&E Reserve escrows.  We own the FF&E Reserve escrows for some of the hotels leased to third parties.  We have a security and remainder interest in the FF&E Reserve escrows for the remaining hotels leased to third parties.  When we own the escrow, at hotels leased to third parties, generally accepted accounting principles require that payments into the escrow be reported as additional rent.  When we have a security and remainder interest in the escrow accounts, at hotels leased to third parties, deposits are not included in revenue but are included in FFO.

(3)   Represents the gains recorded in the 2003 fourth quarter as a result of the termination of our two leases with Wyndham International, Inc. for 12 and 15 hotels, respectively, and the termination of our lease with Candlewood Hotel Company, Inc. for 64 hotels. Subsequently, all of these hotels are operated under management agreements with new operators that require payment to us of minimum returns. The gain on lease terminations results primarily from our retention of security and guarantee deposits, and the transfer by our former tenants to us of FF&E escrow accounts and hotel tenant improvements.

(4)   Represents the write off of unamortized deferred financing costs related to early extinguishment of debt.

(5)   We compute FFO as shown in the calculation above. Our calculation of FFO differs from the NAREIT definition because we include FF&E deposits not included in net income (see note 2) and deferred percentage rent (see note 6) and exclude loss on early extinguishment of debt not settled in cash and gain on lease terminations (see note 3).  We consider FFO to be an appropriate measure of performance for a REIT, along with net income and cash flow from operating, investing and financing activities. We believe that FFO provides useful information to investors because by excluding the effects of certain historical costs, such as depreciation expense and losses on early extinguishment of debt, it may facilitate comparison of current operating performance among REITs. FFO does not represent cash generated by operating activities in accordance with generally accepted accounting principles, or GAAP, and should not be considered an alternative to net income or cash flow from operating activities as a measure of financial performance or liquidity. FFO is an important factor considered by our board of trustees when determining the amount of distributions to shareholders. Other important factors include, but are not limited to, requirements to maintain our status as a REIT, limitations in our revolving bank credit facility and public debt covenants, the availability of debt and equity capital to us and our expectation of our future performance.

(6)   We recognize percentage rental income received for the first, second and third quarters in the fourth quarter.  Although recognition of revenue is deferred for purposes of calculating net income, the calculations of FFO included these amounts during the first three quarters.